EXHIBIT 99.1

Energy Efficient LED Lighting Designer Orion Reports
Q1’18 Revenue of $12.6M and Reviews Cost Reduction Progress

MANITOWOC, WI - August 4, 2017 - Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion), a leading designer and U.S. manufacturer of high-performance, energy-efficient LED lighting products, today reported results for its fiscal 2018 first quarter (Q1’18) ended June 30, 2017. Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) to review its results and plans to drive growth and accelerate its path to profitability. Call details below.

Highlights

•
Orion’s agent driven distribution channel delivered on-plan revenue performance in Q1’18, however total revenue in the period was lower than expected due to delays in closing a few larger national account orders, which we still expect to close in fiscal 2018. Q1’18 performance also reflected a $2.3 million decrease in Fluorescent lighting product sales versus Q1’17.

•	LED lighting product revenue continued to grow as a percentage of total lighting product revenue, rising 1,283 basis points to 89.7% in Q1’18 from 76.9% in Q1’17.

•	Orion implemented the majority of its identified cost reduction initiatives during Q1’18 and remains on track to reduce overall operating expenses by $3.5-$4.0 million on an annualized basis.

•
Including one-time employee separation costs of $1.8 million related to the cost reduction initiatives, general and administrative expenses increased to $5.3 million in Q1’18 from $3.9 million in Q1’17. Excluding these costs, general and administrative expenses would have decreased by 9% over Q1’17.

(in millions except %)	Q1'18	Q4’17	Q3’17	Q2’17	Q1’17	Q4’16	Q3’16	Q2’16
Revenue	$12.6	$15.3	$20.6	$18.7	$15.6	$18.6	$16.8	$15.7
Gross Margin	21.6%	6.0%	29.9%	33.4%	25.8%	24.9%	28.1%	18.5%
Cash & equivalents	$8.5	$17.3	$19.1	$18.7	$14.2	$15.5	$17.5	$13.4

CEO Commentary
Orion CEO Mike Altschaefl, commented, “While Q1 was challenging from a revenue standpoint, we believe our performance was principally a reflection of the normal variability of our business on a quarterly basis driven by the timing and size of larger orders. We expect to see the positive side of this variability in the future, and are also very pleased with the solid execution in our expanding agent driven distribution channel. Given its far broader and deeper reach, this channel offers Orion strong mid and long-term growth potential.

“In support of that effort, we recently appointed Kevin Grayson as Senior Vice President for Channel Sales. Kevin brings to Orion over 20 years of lighting industry sales management experience with several industry-leading manufacturers and manufacturer’s rep agencies. He has particular expertise managing an agent driven distribution model and will be responsible for overseeing this channel for Orion.

“We are optimistic about our opportunity to generate significant revenue performance from our national accounts over the full fiscal year.

“We are also focusing on our bottom-line, making solid progress in our efforts to trim $3.5 to $4.0 million in costs from our annual operating expenses. These cuts reach across the entire organization, including management and board compensation, and will be substantially implemented by the end of Q2’18. Thereafter, we expect that the full benefit of these actions combined with expected progress in our expanded sales efforts to enable Orion to reach our goal of achieving break-even EBITDA, before non-recurring items, by Q4'18.

“We are seeing many potential customers reengage in their review of LED lighting opportunities. The performance and value proposition of our product lines are being very well received by both our agent driven distribution channel and our national accounts. Together, these dynamics support our confidence in our competitive position in this very large and evolving industry, and we remain excited and optimistic regarding Orion’s business performance in fiscal 2018.

“We also have some new and exciting products that we are launching this month, focusing on three main objectives:

•	Increasing our competitive product footprint with the agent driven distribution channel and entry-level focused buyers

•	Leveraging existing platforms and expanding options to increase our market opportunity

•	Leveraging our experience in control and IoT solution adaptability through new modular plug and play solutions

“Part of our new product launch includes a new modular sensor platform that expands our ability to adapt to a wide range of available control options, from basic controls to advanced IoT solutions, all in a modular plug and play fashion. This technology and approach allows the customer to deploy sensor technology exactly where and when they want in their facility.

Mr. Altschaefl added, “Our core value proposition remains unchanged and is centered around four pillars of commitment that differentiate Orion from the competition:

•	Industry leading product performance, energy efficiency, and thought leadership - delivering more rapid ROI and future proof lighting options

•	Genuine, high-quality, high-touch customer service

•	Flexibility and nimbleness in responding to customer needs, including specialty design, development, prototyping, and production - which larger competitors cannot match

•	Rapid response local-to-local production operations delivering the quality and reliability our customers expect - typically in 10 days or less

“Our entire organization is dedicated to achieving these standards each and every day, and we have a strong track record of achievement that we proudly post on our website in real time (www.orionlighting.com/quality-and-reliability). While price always plays a role, knowing that you can rely on Orion to be there with solid solutions, service and high touch interaction and support will always be a major competitive advantage and one that we believe will lead to success.”

Q1 2018 Overview
Orion initiated a companywide realignment during Q1’18 which included the appointment of Mike Altschaefl as CEO and an initiative to cut $3.5 - $4.0 million in annualized operating expenses versus fiscal 2017. Orion continued to build out its agent driven distribution channel which delivered on-plan revenue performance in Q1’18, with revenue of $5.5 million or 47% of total product revenue. However, due to delays in the closing of a few larger contracts that are still anticipated for later this year, combined with one-time expenses related to the cost and management realignment, Orion’s Q1’18 financial performance did not meet the Company’s growth or profitability expectations.

Revenue: Orion’s Q1’18 revenue declined 19.7% to $12.6 million, principally reflecting lower national account activity, particularly due to the timing of a few large customer opportunities that offset the as expected performance in the Company’s agent driven distribution channel. Revenue from fluorescent lighting products decreased $2.3 million year-over-year, representing 75% of the $3.1 million revenue decline.

LED Revenue: LED lighting product revenue was $10.4 million in Q1’18 or 90% of total lighting product revenue versus $11.6 million or 77% of total lighting product revenue in Q1’17.

Gross Margin: Despite a solid improvement in raw lighting product gross margin, total gross margin declined to 21.6% in Q1’18, driven by lower volume and the inability to leverage our overhead costs.

Net loss: Orion’s Q1’18 net loss increased to $6.6 million, from $2.9 million in Q1'17, principally due to the impact of reduced revenue on Orion’s fixed cost structure, along with one-time severance and other costs totaling $1.9 million in Q1’18, as well as approximately $0.4 million in additional sales and marketing expenses to support Orion’s revenue growth goals for fiscal 2018.

EBITDA: Orion’s EBITDA loss was $6.0 million in Q1’18 reflecting the above factors, compared to its Q1’17 EBITDA loss of $2.5 million.

Cash Flow: Orion used $5.8 million in cash from operating activities in Q1’18, principally reflecting its net loss, including $1.3 million of cash payments for employee separations related to the reorganization and cost savings initiatives. In addition, Orion paid down approximately $2.8 million of its revolving credit facility during the quarter.

Balance Sheet: At the close of Q1’18 Orion had $8.5 million in cash and cash equivalents and $3.9 million in borrowings under its revolving credit facility. Net working capital was $16.9 million, and Orion’s shareholder equity was $29.2 million or $1.02 per outstanding share (calculated by dividing shareholder’s equity by common shares outstanding at the end of the quarter.)

Fiscal 2018 Outlook
Because Orion management does not believe there is sufficient visibility into the timing of future industry demand trends, the Company is not providing specific financial guidance for fiscal 2018. However, management does remain optimistic about the Company’s business prospects and is reaffirming its earlier directional outlook and goals for fiscal 2018 as follows:

Orion continues to believe that its agent driven distribution model, combined with improved performance in its national account sales activities, should enable the Company to achieve its revenue growth goal of 10-15% for full year fiscal 2018.

Based on this revenue growth range, combined with the cost reduction initiatives, Orion continues to target goals of achieving a 30% gross profit margin and breakeven earnings before interest, taxes, depreciation and amortization (EBITDA), before non-recurring items, by its fiscal 2018 fourth quarter.

Because the Company’s quarterly performance can and likely will vary materially from period to period, Orion reminds investors that its full-year financial goals are targets - not implied guidance. Orion will revisit its fiscal 2018 directional outlook and financial goals each quarter and update them as appropriate.

Conference Call Details:

Date / Time:	Today, Friday, August 4, 2017 at 10:00 a.m. ET (9:00 a.m. CT)

Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international

Live Webcast/Replay:	http://investor.oriones.com/events.cfm

Audio Replay:	(855) 859-2056, conference ID: 53589551 (available shortly after the call through 08/11/2017)

About Orion Energy Systems
Orion is a leading designer and producer of energy efficient lighting and retrofit lighting solutions for commercial and industrial buildings. Orion manufactures and markets connected lighting systems encompassing LED solid-state lighting and intelligent controls. Orion systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Non-GAAP Measures
In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measure, EBITDA (earnings before interest, taxes, depreciation and amortization) as a measure of its quarterly performance. The company has provided this non-GAAP measure to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA to evaluate performance of the businesses and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Safe Harbor Statement
Certain matters discussed in this press release, including under “CEO Commentary”, “Q1 2018 Overview,”, and “Fiscal 2018 Outlook” are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin and EBITDA objectives in fiscal 2018 and beyond; (ii) our ability to achieve profitability and positive cash flows; (iii) our levels of cash and our limited borrowing capacity under our revolving line of credit; (iv) the availability of additional debt financing and/or equity capital; (v) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (vi) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (vii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving LED market; (viii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (ix) our lack of major sources of recurring revenue and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (x) our ability to adapt to increasing convergence in the LED market; (xi) our ability to differentiate our products in a highly competitive market; (xii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services; (xiii) our ability to complete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (xiv) our increasing reliance on third parties for the manufacture and development of products and product components; (xv) our ability to successfully implement our strategy of focusing mainly on lighting solutions using LED technologies; (xvi) the market acceptance of our products and services; (xvii) our ability to realize expected cost savings on the timetable and amounts expected from our cost reduction initiatives; (xviii) adverse developments with respect to litigation and other legal matters pursuant to which we are subject, including the ongoing litigation initiated against us by our former chief executive officer; (xix) our failure to comply with the covenants in our revolving credit agreement; (xx) our fluctuating quarterly results of operations as we focus on new LED technologies and continue to focus investing in our third party distribution sales channel; (xxi) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiii) our ability to defend our patent portfolio; (xxiv) a reduction in the price of electricity; (xxv) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xxvi) potential warranty claims in excess of our reserve estimates; (xxvii) our inability to timely and effectively remediate any material weaknesses in our internal control of financial reporting and/or our failure to maintain an effective system of internal control over financial reporting and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of the Company's Web site.

Investor Relations Contacts:

Bill Hull, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst Global
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2017	2016
Product revenue	$11,781	$15,352
Service revenue	777	282
Total revenue	12,558	15,634
Cost of product revenue	8,813	11,419
Cost of service revenue	1,034	189
Total cost of revenue	9,847	11,608
Gross profit	2,711	4,026
Operating expenses:
General and administrative	5,335	3,901
Sales and marketing	3,354	2,895
Research and development	524	481
Total operating expenses	9,213	7,277
Loss from operations	(6,502)	(3,251)
Other income (expense):
Other income	—	100
Interest expense	(67)	(70)
Interest income	5	10
Total other (expense) income	(62)	40
Loss before income tax	(6,564)	(3,211)
Income tax benefit	—	(271)
Net loss	$(6,564)	$(2,940)

Basic net loss per share attributable to common shareholders	$(0.23)	$(0.11)
Weighted-average common shares outstanding	28,455,434	27,885,588
Diluted net loss per share	$(0.23)	$(0.11)
Weighted-average common shares and share equivalents outstanding	28,455,434	27,885,588

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2017	March 31, 2017
Assets
Cash and cash equivalents	$8,485	$17,307
Accounts receivable, net	7,040	9,171
Inventories, net	12,266	13,593
Deferred contract costs	1,704	935
Prepaid expenses and other current assets	3,093	2,877
Total current assets	32,588	43,883
Property and equipment, net	13,638	13,786
Other intangible assets, net	4,065	4,207
Other long-term assets	118	175
Total assets	$50,409	$62,051
Liabilities and Shareholders’ Equity
Accounts payable	$9,608	$11,635
Accrued expenses and other	5,128	5,988
Deferred revenue, current	823	621
Current maturities of long-term debt	110	152
Total current liabilities	15,669	18,396
Revolving credit facility	3,853	6,629
Long-term debt, less current maturities	164	190
Deferred revenue, long-term	945	944
Other long-term liabilities	560	442
Total liabilities	21,191	26,601
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at June 30, 2017 and March 31, 2017; no shares issued and outstanding at June 30, 2017 and March 31, 2017	—	—
Common stock, no par value: Shares authorized: 200,000,000 at June 30, 2017 and March 31, 2017; shares issued: 38,161,796 at June 30, 2017 and 37,747,227 at March 31, 2017; shares outstanding: 28,732,979 at June 30, 2017 and 28,317,490 at March 31, 2017	—	—
Additional paid-in capital	154,230	153,901
Treasury stock, common shares: 9,428,817 at June 30, 2017 and 9,429,737 at March 31, 2017	(36,082)	(36,081)
Shareholder notes receivable	—	(4)
Retained deficit	(88,930)	(82,366)
Total shareholders’ equity	29,218	35,450
Total liabilities and shareholders’ equity	$50,409	$62,051

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended June 30,
	2017	2016
Operating activities
Net loss	$(6,564)	$(2,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	353	389
Amortization	162	243
Stock-based compensation	320	329
Provision for inventory reserves	130	254
Provision for bad debts	33	(375)
Other	12	56
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	2,103	(1,805)
Inventories	1,196	1,280
Deferred contract costs	(770)	(200)
Prepaid expenses and other assets	(163)	2,203
Accounts payable	(2,028)	(1,516)
Accrued expenses and other	(743)	(285)
Deferred revenue, current and long-term	204	52
Net cash used in operating activities	(5,755)	(2,315)
Investing activities
Purchase of property and equipment	(204)	(53)
Additions to patents and licenses	(20)	—
Proceeds from sales of property, plant and equipment	—	2,600
Net cash (used in) provided by investing activities	(224)	2,547
Financing activities
Payment of long-term debt and capital leases	(67)	(381)
Proceeds from revolving credit facility	16,307	16,658
Payment of revolving credit facility	(19,083)	(17,889)
Payments to settle employee tax withholdings on stock-based compensation	—	(4)
Net proceeds from employee equity exercises	—	2
Net cash used in financing activities	(2,843)	(1,614)
Net decrease in cash and cash equivalents	(8,822)	(1,382)
Cash and cash equivalents at beginning of period	17,307	15,542
Cash and cash equivalents at end of period	$8,485	$14,160

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED EBITDA RECONCILIATION
(in thousands)

	Three Months Ended June 30,
	2017	2016

Net Loss	$(6,564)	$(2,940)

Interest	62	60
Taxes	—	(271)
Depreciation	353	389
Amortization	162	243
EBITDA	(5,987)	(2,519)